QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, William E. Franklin, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Copart, Inc. on Form 10-K for the fiscal year ended July 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that, based on my knowledge, the information contained in this Form 10-K fairly presents, in all material respects, the financial condition and result of operations of Copart, Inc.

/s/ WILLIAM E. FRANKLIN William E. Franklin Senior Vice President of Finance and Chief Financial Officer

Date: September 23, 2010

        A signed original of this written statement required by Section 906 has been provided to Copart, Inc. and will be retained by Copart, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

        The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

QuickLinks

  EXHIBIT 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002